Exhibit 10.1

Amendment No. 2 to the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan
The Whirlpool Corporation 2023 Omnibus Stock Incentive Plan (the “Plan”) is hereby amended as follows effective April 15, 2025:

1.Section 3.1(a) shall be deleted in its entirety and the following substituted therefor:

(a)Subject to adjustment as provided in Section 11.2, as of April 15, 2025, the total number of Shares available for grant under the Plan (the “Share Pool”) shall be 6,146,807 Shares, reduced by (1) one Share for every (1) one Share subject to Options or Stock Appreciation Rights granted after December 31, 2024 under the Plan and 2.5 Shares for every (1) one Share subject to Awards other than Options or Stock Appreciation Rights granted after December 31, 2024 under the Plan. The Share Pool shall be reduced by one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan and by 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

2. Except as hereby modified, the Plan shall remain in full force and effect.